REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and Board of Trustees
The World Insurance Trust

     We have audited the accompanying statement of assets and liabilities of The CSI Equity Portfolio (a series of The World Insurance Trust), including the schedule of portfolio investments, as of December 31, 2002, and the related statement of operations, the statement of changes in net assets and the financial highlights for the period September 20, 2002 (commencement of operations) to December 31, 2002. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The CSI Equity Portfolio as of December 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the period September 20, 2002 to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


Tait, Weller & Baker

Philadelphia, Pennsylvania
February 14, 2003